UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010 (July 2, 2010)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (this “Amendment”) on Form 8-K/A amends the Current Report on Form 8-K filed by Solera Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on July 7, 2010 (the “Original Filing”). The purpose of this Amendment is to provide a brief description of the material terms and conditions of the Settlement Agreement and Release between the Company and Mr. Dudley W. Mendenhall entered into in connection with Mr. Mendenhall’s separation from the Company, which Settlement Agreement and Release became effective on July 10, 2010 (the “Agreement”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement and in exchange for Mr. Mendenhall’s general release and waiver of claims and covenant not to sue in favor of the Company and other promises set forth in the Agreement, Mr. Mendenhall will receive the following payments and benefits:

•

a lump sum payment of $481,406, less applicable withholding taxes and other deductions, representing (i) a cash bonus pursuant to the Company’s 2010 Annual Business Incentive Plan, in which Mr. Mendenhall participated during fiscal year 2010, and (ii) an amount equal to six months of Mr. Mendenhall’s annual base salary; and

•

in the event Mr. Mendenhall timely elects health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of the COBRA premiums for Mr. Mendenhall and his dependents for the shorter of six months following Mr. Mendenhall’s separation date or the date he becomes eligible for health care coverage under the health care plans of another employer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: July 15, 2010	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary